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        Exhibit 11 - Computation of earnings per share
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                                                       Year ended December 31,
                                                    ---------------------------
PRIMARY                                              1994       1993      1992
-------                                             ------     ------    ------
Average common shares outstanding assuming
  conversion of 5-1/4% convertible-purchase
  subordinated debentures at the beginning of
  the period the conversion occurred            9,095,102  9,840,251  7,403,848

(Loss) income before cumulative effect of
  changes in methods of accounting               ($14,621)    $5,474    ($4,342)
Add 5-1/4% convertible-purchase subordinated
     debenture interest, net of federal income tax     -          32        -
                                                 ---------  ---------  ---------
Total                                             (14,621)     5,506     (4,342)

Extraordinary item                                     -          -      (2,402)
Cumulative effect of change in method
  of accounting for income taxes                       -        (964)      -
Cumulative effect of change in method
  of accounting for investments
  (net of income taxes of $238)                        -         388       -
                                                 ---------  ---------  ---------
   Net (loss) income                             ($14,621)    $4,930    ($6,744)
                                                 =========  =========  =========

Per share amounts:
(Loss) income before cumulative effect of
  accounting changes and extraordinary item        ($1.61)     $0.56     ($0.59)
Extraordinary item                                     -          -       (0.32)
Cumulative effect of change in method
  of accounting for income taxes                       -       (0.10)       -
Cumulative effect of change in method
  of accounting for investments                        -        0.04        -
                                                 ---------  ----------  --------
Net (loss) income                                  ($1.61)     $0.50     ($0.91)
                                                 =========  ==========  ========
FULLY DILUTED
-------------
Average common shares outstanding assuming
  conversion of 5-1/4% convertible-purchase
  subordinated debentures at the beginning of
  the period the conversion occurred            9,095,102  9,840,251  7,403,848

(Loss) income before cumulative effect of
  changes in methods of accounting               ($14,621)    $5,474    ($4,342)
Add 5-1/4% convertible-purchase subordinated
  debenture interest, net of federal income tax        -          32        -
                                                ----------  ---------  ---------
Total                                             (14,621)     5,506     (4,342)

Extraordinary item                                     -          -      (2,402)
Cumulative effect of change in method
  of accounting for income taxes                       -        (964)       -
Cumulative effect of change in method
  of accounting for investments
  (net of income taxes of $238)                        -         388        -
                                                ----------  ---------  ---------
Net (loss) income                                ($14,621)    $4,930    ($6,744)
                                                ==========  =========  =========
Per share amounts:
(Loss) income before cumulative effect of
  accounting changes and extraordinary item        ($1.61)     $0.56     ($0.59)
Extraordinary item                                     -         -        (0.32)
Cumulative effect of change in method
  of accounting for income taxes                       -       (0.10)       -
Cumulative effect of change in method
  of accounting for investments                        -        0.04        -
                                                ----------  ---------  ---------
Net (loss) income                                  ($1.61)     $0.50     ($0.91)
                                                ==========  =========  =========
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